UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 16, 2012

SoundBite Communications, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33790	04-3520763
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 Crosby Drive Bedford, Massachusetts	01730
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 897-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 16, 2012, we held our 2012 Annual Meeting of Stockholders and presented the following proposals to our stockholders:

1.	election of three Class II directors to hold office until the 2015 Annual Meeting of Stockholders; and

2.	ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2012.

Proxies for the annual meeting were solicited by the board of directors pursuant to Section 14(a) of the Securities Exchange Act, and there were no solicitations in opposition to the board’s solicitation. There were 16,408,420 shares of common stock entitled to vote at the annual meeting, and a total of 13,556,480 shares of common stock were represented at the annual meeting in person or by proxy.

At the annual meeting, our stockholders voted on the following:

1.	Election of Three Class II Directors

Each of Vernon Lobo, James Milton and Rodger Weismann was elected as a Class II director, to serve until the 2015 Annual Meeting of Stockholders and until his successor is elected and has qualified, or until his earlier death, resignation or removal. The numbers of votes cast for and withheld, and the numbers of broker non-votes, for the director nominees are set forth below:

	NUMBER OF VOTES
NOMINEE	FOR	WITHHELD	BROKER NON-VOTES
Vernon Lobo	10,469,173	108,112	2,979,195
James A. Milton	10,467,573	109,712	2,979,195
Rodger Weismann	10,469,173	108,112	2,979,195

2.	Ratification of Deloitte & Touche LLP

The selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2012 was ratified. The numbers of votes cast for and against the proposal are set forth below. There were no abstentions.

NUMBER OF VOTES
FOR	AGAINST
13,546,768	9,712

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized as of May 21, 2012.

SOUNDBITE COMMUNICATIONS, INC.

By:	/s/ Robert C. Leahy
Robert C. Leahy Chief Operating Officer and Chief Financial Officer

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